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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A into the Company's previously filed Registration Statement on Form S-8 (File No. 333-60867).


ARTHUR ANDERSEN LLP


Miami, Florida,
  January 6, 1999.